
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED FINANCIAL STATEMENTS OF THE AEGIS CONSUMER FUNDING GROUP,
INC. AND SUBSIDIARIES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS WHICH START ON PAGE F-1 OF THIS REPORT.
</LEGEND>

<PERIOD-TYPE>                   YEAR                   YEAR                  12-MOS                   12-MOS
12-MOS
<FISCAL-YEAR-END>                          JUN-30-1996             JUN-30-1997             JUN-30-1995             JUN-30-1996
             JUN-30-1997
<PERIOD-END>                               JUN-30-1996             JUN-30-1997             JUN-30-1995             JUN-30-1996
             JUN-30-1997
<CASH>                                      $8,775,975              $4,492,591                       0                       0
                       0
<SECURITIES>                                         0                       0                       0                       0
                       0
<RECEIVABLES>                               44,201,906              41,571,988                       0                       0
                       0
<ALLOWANCES>                               (3,143,684)             (6,914,481)                       0                       0
                       0
<INVENTORY>                                          0                       0                       0                       0
                       0
<CURRENT-ASSETS>                                     0                       0                       0                       0
                       0
<PP&E>                                       2,529,429               6,311,086                       0                       0
                       0
<DEPRECIATION>                               (712,073)             (1,313,368)                       0                       0
                       0
<TOTAL-ASSETS>                            $127,137,105             $83,482,740                       0                       0
                       0
<CURRENT-LIABILITIES>                      $93,145,640             $70,028,654                       0                       0
                       0
<BONDS>                                              0              24,031,746                       0                       0
                       0
<PREFERRED-MANDATORY>                                0                       0                       0                       0
                       0
<PREFERRED>                                         53                      11                       0                       0
                       0
<COMMON>                                       154,560                 176,772                       0                       0
                       0
<OTHER-SE>                                  33,836,852             (10,754,443)                       0                       0
                       0
<TOTAL-LIABILITY-AND-EQUITY>              $127,137,105             $83,482,740                       0                       0
                       0
<SALES>                                              0                       0                       0                       0
                       0
<TOTAL-REVENUES>                                     0                       0             $17,810,301             $46,327,887
              ($9,239)
<CGS>                                                0                       0                       0                       0
                       0
<TOTAL-COSTS>                                        0                       0                       0                       0
                       0
<OTHER-EXPENSES>                                     0                       0               9,033,417              15,971,915
              26,897,838
<LOSS-PROVISION>                                     0                       0                 941,354               3,504,622
               9,426,802
<INTEREST-EXPENSE>                                   0                       0               4,793,885              10,090,712
              16,588,261
<INCOME-PRETAX>                                      0                       0               3,041,645              16,760,638
            (52,922,140)
<INCOME-TAX>                                         0                       0               1,768,024               7,472,022
             (8,427,030)
<INCOME-CONTINUING>                                  0                       0                       0                       0
                       0
<DISCONTINUED>                                       0                       0                       0                       0
                       0
<EXTRAORDINARY>                                      0                       0                       0                       0
                       0
<CHANGES>                                            0                       0                       0                       0
                       0
<NET-INCOME>                                         0                       0              $1,273,621              $9,288,616
           ($44,495,110)
<EPS-PRIMARY>                                        0                       0                   $0.12<F1>
                   $0.65                 ($2.71)
<EPS-DILUTED>                                        0                       0                   $0.11<F1>
                   $0.61                 ($2.71)

<F1>Amount reflects pro-forma adjustments in connection with the Company's initial public offering on April 5, 1995 for (i) the redemption of approximately $2.5 million of the Company's preferred stock Series B and related dividends paid of $194,198, (ii) the termination of a consulting agreement providing consulting fees of $139,751, net of taxes, (iii) the repayment of approximately $5.0 million of indebtedness under the Company's revolving credit facility and related interest expense of $192,157, net of taxes.

